UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 28, 2008

Cohu, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-04298	95-1934119
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12367 Crosthwaite Circle, Poway, California		92064
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-848-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2008 Cohu, Inc. ("Cohu") issued a press release and filed a Form 8-K announcing, among other things, that Colin P. Scholefield would be leaving Delta Design, Inc. on May 23, 2008 to pursue other opportunities. Delta Design is Cohu's principal business unit and a supplier of test handling, burn-in and thermal solutions used by the global semiconductor industry.

Compensatory Arrangements with Mr. Scholefield:

Effective May 28, 2008, Cohu and Mr. Scholefield entered into a Confidential Separation Agreement and General Release ("the Agreement"). The Agreement provides for (i) payment of severance in the amount of $220,500 less withholding taxes with such amount to be paid in equal monthly installments commencing on June 2, 2008 with the remaining balance to be paid no later than March 12, 2009; (ii) reimbursement of the standard company-paid portion of medical insurance through March 12, 2009; (iii) the acceleration of the vesting of 3,438 stock options at an exercise price of $16.40 and 1,354 Restricted Stock Units ("RSUs") that would have vested on August 17, 2008 and (iv) the release by Mr. Scholefield of, among other things, any and all claims, damages, attorneys’ fees or costs, known or unknown, arising out of his employment or the termination of his employment with Delta Design.

The foregoing description is qualified in its entirety by the Agreement, which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.
99.1

Description - Confidential Separation Agreement and General Release between Cohu, Inc. and Colin P. Scholefield

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohu, Inc.

May 30, 2008	By:	Jeffrey D. Jones

Name: Jeffrey D. Jones
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Confidential Separation Agreement and General Release between Cohu, Inc. and Colin P. Scholefield